INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion and incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-58576 of Bremer Financial Corporation on Form S-2 of our report dated January 25, 2001, appearing in the Annual Report on Form 10-K of Bremer Financial Corporation for the year ended December 31, 2000. We also consent to the reference to us under the headings "Summary of Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
April 26, 2001